Exhibit 15.1

[Letterhead of Tian Yuan Law Firm]

TIAN YUAN LAW FIRM

10/F, CPIC Plaza, 28 Fengsheng Lane, Xicheng District

Beijing 100032, P. R. China

Tel: (8610) 5776-3888; Fax: (8610)5776-3777

Date: May 28, 2015

TAL Education Group

12/F Danling SOHO

6 Danling Street, Haidian District

Beijing 100080

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the reference to our firm in “Item 3.D—Key Information—Risk Factors—Risks Related to Doing Business in China,” “Item 4.B—Business Overview—PRC Regulation,” “Item 4.C—Information on the Company—Organizational Structure,” “Item 5.A—Operating and Financial Review and Prospects—Operating Results” and “Item 10.E—Additional Information—Taxation” in the annual report on Form 20-F for the fiscal year ended February 28, 2015, which will be filed by TAL Education Group on May 28, 2015 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and further consent to the incorporation by reference into the Registration Statement No. 333-172178 on Form S-8. We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the annual report on Form 20-F for the fiscal year ended February 28, 2015. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm